                                                                    Exhibit 99.1

                                                                (MACQUARIE LOGO)

Media Release

MACQUARIE INFRASTRUCTURE COMPANY REPORTS 2004 RESULTS

NEW YORK, NY, MARCH 23, 2005 - Macquarie Infrastructure Company (the "Company" or "MIC") (NYSE: MIC) today announced results of operations for the year ended December 31, 2004. Macquarie Infrastructure Company closed its initial public offering and concurrent private placement on December 21, 2004 and acquired its initial businesses and investments on December 22 & 23, 2004. Consequently, the Company's results only reflect the nine days of activity of its businesses and investments to December 31, 2004.

Following are highlights of its offering and the acquisition of its businesses and investments:

- The Company sold 26,610,000 shares of trust stock at $25 per share for gross proceeds of $665 million, which includes 3,210,000 shares issued in connection with the full exercise of the underwriters' over-allotment option.

- The Company completed the acquisition of its businesses and investments on December 22 and 23, 2004.

- The Company completed the acquisition of General Aviation Holdings on January 14, 2005.

Peter Stokes, the Company's Chief Executive Officer, stated, "We are very pleased to have successfully completed our initial public offering and the acquisition of the businesses and investments as described in the IPO prospectus. We believe these achievements will provide a solid foundation from which to grow our company. We are offering investors the opportunity to participate in the ownership of high quality infrastructure businesses managed by a global leader in the acquisition, financing and management of infrastructure assets."

DIVIDENDS

Macquarie Infrastructure Company intends to declare and pay an initial quarterly distribution to shareholders for the quarter ended March 31, 2005 of 50 cents per share. The Company also intends to pay a pro-rated distribution of 8.77 cents per share for the period from December 16 to December 31, 2004. Both distributions will be declared at the end of May 2005.

Our dividend policy is based on the predictable and stable cash flows of our businesses and investments. It is our intention to distribute to our shareholders the majority of our cash available for distributions and not to retain significant cash balances in excess of prudent reserves retained by our operating subsidiaries.

2004 HIGHLIGHTS

Macquarie Infrastructure Company commenced trading on the New York Stock Exchange on December 16, 2004. During December, the Company used a majority of the proceeds from the capital raised and purchased the following businesses and investments:





Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

IPO OVERVIEW                                                               ($M)
------------                                                               ----
Proceeds from initial public offering and concurrent placement            585.0
Underwriters' over allotment option                                        80.3
Underwriters' discount and commissions                                   (38.7)
All other offering costs                                                 (13.5)
--------------------------------------------------------------------------------
NET OFFERING PROCEEDS TO MIC                                              613.3
--------------------------------------------------------------------------------
Purchases of business/investments including transaction costs:
> Airport services business
         Atlantic                                                       (118.2)
         AvPorts                                                         (42.7)
> Airport parking business (Macquarie Parking)                           (63.9)
> District energy business (Thermal Chicago and Northwind Aladdin)       (67.0)
> Toll road business (Yorkshire Link)                                    (84.7)
> Macquarie Communications Infrastructure Group (MCG)                    (70.0)
> South East Water (water utility)                                       (39.6)
Cash acquired with the businesses                                          18.6
--------------------------------------------------------------------------------
TOTAL COSTS OF ACQUISITIONS OF BUSINESSES/INVESTMENTS                   (467.5)
--------------------------------------------------------------------------------
Net outflows for the period Dec 21, 2004 through Dec 31, 2004             (4.3)
Additional contribution to Atlantic                                       (1.5)
--------------------------------------------------------------------------------
REMAINDER TO CASH ON HAND AS AT DECEMBER 31 2004*                         140.0
--------------------------------------------------------------------------------

*includes cash used for the acquisition of GAH in January 2005 of ($21m) and +$18.6m of cash acquired with the businesses


The Company's 2004 consolidated operating results reflect start up costs plus activity from these businesses and investments for the nine day period between December 22, 2004 and December 31, 2004. Due to this short period the Company recorded a net operating loss for the period of $17.6 million, primarily due to the following items incurred during the period. They include:

-     Initial formation and acquisitions costs totalling $6.0 million; and

- A performance fee payable in trust stock to the Manager of $12.1 million (see performance fee discussion below).

These items do not affect estimated minimum cash available for distribution, because the initial formation costs were funded with the proceeds of the initial public offering and private placement and the Manager has elected to reinvest its performance fee in trust stock.


Macquarie Infrastructure Company LLC | 600 FIFTH AVENUE, 21ST FLOOR | NEW YORK, NY 10020 | USA

On a pro forma basis, the Company has estimated minimum cash available for distribution(1) for the year ended December 31, 2005(2) of $56.7 million, calculated as follows:

                                                                   ($ IN MILLIONS)
                                                                   ---------------
Annual net loss                                                         (37.2)
Add:
   Net interest expense                                                  37.3
   Income tax expense                                                    (0.8)
   Depreciation                                                          10.4
   Amortization                                                          12.0
--------------------------------------------------------------------------------
EBITDA                                                                   21.7
--------------------------------------------------------------------------------
Pro forma adjustments                                                    24.1
--------------------------------------------------------------------------------
PRO FORMA EBITDA                                                         45.8
--------------------------------------------------------------------------------
Income and expense not in operating cash                                 19.6
Cash flows not in income                                                (30.5)
Incremental/estimated cash distributions from non US entities            19.6
Estimated base management fees and net cash administrative expenses     (12.2)
ESTIMATED MINIMUM CASH AVAILABLE FOR DISTRIBUTION FOR 2005               42.3
Cash in acquired businesses (net of reserves)                            14.4
--------------------------------------------------------------------------------
TOTAL ESTIMATED MINIMUM CASH AVAILABLE FOR DISTRIBUTION FOR 2005         56.7
--------------------------------------------------------------------------------


A review of the Company's consolidated results of operations is more meaningful with the inclusion of segment reporting. Therefore, the Company will include in the Form 10-K a segment by segment analysis of the full year 2004 historical results of operations of our businesses and investments, including the full year 2003 historical results prior to our acquisition. We consider this is a more appropriate approach to explaining the historical financial performance of the Company and its underlying businesses and investments. However, these segment results include significant non-recurring items relating to their acquisition:

- Transactions costs of $2.0 million incurred by the prior owners related to the sale of Executive Air Support (EAS) to North America Capital Holdings
      (NACH) and Thermal Chicago to Macquarie District Energy Holdings (MDEH);

- Bridge financing fees and swap breakage costs incurred by NACH and MDEH, totalling $12.5 million, which were expensed when permanent financing was secured for those businesses;

- Warrants with a value of $5.3 million that were cancelled during the acquisition of EAS by NACH; and

- Payment of make-whole premium of $10.3 million by the prior owners of Thermal Chicago, made in connection with the retirement of the then existing debt prior to its sale to MDEH.


BUSINESS/SEGMENT HIGHLIGHTS FOR THE 12 MONTHS ENDED DECEMBER 31, 2004

The following discussion presents a segment by segment analysis of the historical 2004 results of operations of our business and investments, including results prior to our acquisitions. The Company has included organic growth data for each of our businesses, which excludes the effects of significant acquisitions that took place during either period.


AIRPORT SERVICES (ATLANTIC AND AVPORTS)

-     Organic revenue growth of 15.6%

-     Organic fuel volume growth of 8.3%

-     Fuel margins per gallon have remained constant

-     Two new fixed based operations(FBOs) in New Orleans added in December 2003

-     Results do not reflect acquisition of General Aviation Holdings in January
      2005

----------
1     A reconciliation is provided in Appendix 1.

2 Assumes cash available for distribution from US businesses is at least the same as for the year to December 31, 2004 and the non US businesses deliver cash available for distribution consistent with guidance


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

                             2004         2003         Annual           Organic
                              $m           $m         Growth %          Growth %
                            -----         ----        --------          --------
Revenue
Fuel                        100.4         78.9          27.2%            20.2%
Non Fuel                     41.7         36.0            15.9%             5.5%
                            ----------------------------------------------------
Total Revenue               142.1        114.9            23.7%            15.6%
                            ----------------------------------------------------
Gross Profit
Fuel                         46.8         41.4            13.1%             8.3%
Non Fuel                     34.9         30.5            14.5%             3.6%
                            ----------------------------------------------------
Total Gross Profit           81.7         71.9            13.7%             6.3%
                            ----------------------------------------------------

Gross Margin                   58%          63%

AIRPORT PARKING (MACQUARIE PARKING)

-     Organic revenue growth of 13.0%

-     Organic daily occupancy growth of 25%

-     Operating costs reflect start up costs associated with new locations

-     Organic gross profit increased by 23.5% and gross margin has improved

-     Avistar acquired in October 2003, adding 10 new locations

-     Four new locations added to the national network during 2004


                              2004         2003         Annual          Organic
                               $m           $m         Growth %         Growth %
                             -----         ----        --------         --------
Revenue                         51.4         26.3            95.7%         13.0%
                            ----------------------------------------------------
Gross Profit                    14.6          7.1           106.6%         23.5%
                            ----------------------------------------------------
Gross Margin                      28%          27%

Daily Occupancy
(Vehicles)                    14,500        6,000           141.7%         25.0%


Macquarie Infrastructure Company LLC | 600 FIFTH AVENUE, 21ST FLOOR | NEW YORK, NY 10020 | USA

DISTRICT ENERGY (THERMAL CHICAGO AND NORTHWIND ALADDIN)

-     Organic revenue growth of 6.1%

-     Increased contracted capacity at Thermal Chicago of 3.8%

- Costs of sales increased; specifically depreciation, as a result of the increase of the fair value of Thermal Chicago acquired in June 2004

- Results do not reflect the full year of Northwind Aladdin acquired in September 2004.

- Useable capacity at Thermal Chicago has increased by 4.7% due to system improvements

                              2004         2003         Annual          Organic
                               $m           $m         Growth %         Growth %
                             -----         ----        --------         --------
Revenue
Capacity                        16.7         15.7             5.9%          5.9%
Consumption                     14.5         13.4             8.7%          6.6%
Other                            3.8          2.2            71.8%          5.4%
                            ----------------------------------------------------
Total Revenue                   35.0         31.3            11.8%          6.1%
                            ----------------------------------------------------
Gross Profit                    12.3         12.0             3.0%         -2.8%
                            ----------------------------------------------------

Gross Margin                      35%          38%

Thermal Chicago (tons)
Useable Capacity              92,029       87,875             4.7%
Contracted Capacity           81,900       78,900             3.8%

TOLL ROADS (Yorkshire Link)

-     Guidance for cash distributions for the full year 2005 of $9.4 million

-     Indicative yield of 11.1% on acquisition price


INVESTMENTS

Macquarie Infrastructure Communications Group

      - Guidance for cash distributions for the full year 2005 of $3.4 million (net of assumed withholding taxes)

      - Expected growth in distributions for the year ended June 30, 2006 of 27%, based on public statements made by MCG


South East Water

      - Guidance for cash distributions for the full year 2005 of $8.5 million, $3.5 million higher than expected in December 2004 due to a favorable regulatory determination in December 2004 and the successful refinancing of the acquisition bridge facility



Overall, our businesses and investments performed well over the past year as stand-alone businesses, with all the US businesses experiencing revenue and gross profit growth. We believe this has provided us a strong foundation for further growth in 2005.


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

PERFORMANCE FEES

Macquarie Infrastructure Management (USA) Inc., the Company's Manager, is a member of the Macquarie Group. Under the terms of a Management Services Agreement, the Manager is eligible to earn a performance fee each quarter if the MIC Accumulation Index outperforms a benchmark represented by a weighted average of the MSCI U.S. IMI/Utilities Index and the MSCI Europe IMI/Utilities Index. The performance fee payable is 20% of the outperformance by the MIC Accumulation Index over the benchmark for the period.

In the period from MIC's initial public offering on December 21, 2004 to December 31, 2004, the MIC Accumulation Index outperformed the benchmark by 9.1%, or $60.4 million. The MIC Accumulation Index increased by 12.3% over the period compared to a 3.3% increase for the benchmark. This outperformance resulted in a performance fee payable to the Manager of $12.1 million. The Manager elected to apply the performance fee to purchase additional shares of trust stock. Under the terms of the Management Services Agreement we will issue these shares to our Manager on or about April 20, based on the volume weighted average trading price per share over the preceding 15 trading days.

2005 OUTLOOK

Mr. Stokes concluded, "Our businesses and investments performed well over the past 12 months as stand-alone businesses, with all the US businesses experiencing revenue and gross profit growth. We believe this has provided us with a strong foundation for further growth in 2005. Key drivers of growth in our Airport Services and Airport Parking businesses are fuel volumes and enplanements, current forecasts by the FAA projects growth in 2005 of 4.5% and 7.7% respectively. At Thermal Chicago, we continue to focus on adding new customers to the downtown Chicago network. We have in place a debt facility to fund future expansion of the system and ongoing capital expenditure. We are actively seeking to invest the underwriters' over allotment option following the initial public offering in a manner consistent with our acquisition strategy and are currently evaluating a number of opportunities both in the sectors in which we operate and in other infrastructure sectors."

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call for 11:00 a.m. Eastern Time on March 23, 2005, to review the Company's results.

To listen to the conference call, please dial (800) 289-0569 (domestic) or (913) 981-5542 (international), at least 10 minutes before the scheduled start time. Investors can also access the earnings call slideshow presentation and the live call via the Internet at the Company's website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through March 30, 2005, at (888) 203-1112 (domestic) or
(719) 457-0820 (international), (Passcode: 3840095). The online archive of the webcast will be available for one year following the call.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services, in the United States and other developed countries. Its businesses and investments consist of an airport services business (Atlantic and AvPorts), an airport parking business (PCAA and Avistar) and a district energy business (Thermal Chicago and Northwind Aladdin), a 50% interest in the company that operates the Yorkshire Link shadow toll road and investments in South East Water, a UK regulated water utility and in Macquarie Communications Infrastructure Group.

FORWARD LOOKING STATEMENTS

This earnings release contains forward-looking statements. We may, in some cases, use words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could", "potentially", or "may" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, make and finance future acquisitions, service, comply with the terms of and


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA
refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

"Macquarie Group" refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.



FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor enquiries                        Media enquiries

Hamish de Run                             Alex Doughty
Investor Relations                        Corporate Communications
Macquarie Infrastructure Company          Macquarie Infrastructure Company
(212) 548-2580                            (212) 548-2740


Macquarie Infrastructure Company LLC | 600 FIFTH AVENUE, 21ST FLOOR | NEW YORK, NY 10020 | USA

                     MACQUARIE INFRASTRUCTURE COMPANY TRUST

                           CONSOLIDATED BALANCE SHEET
                   ($ in thousands, except per share amounts)
                                December 31, 2004
                                   (unaudited)

Assets
Current assets:
    Cash and cash equivalents                                                           $   140,050
     Restricted cash                                                                          1,155
    Accounts receivable, less allowance for doubtful accounts of $1,359                      12,312
    Dividend receivable                                                                       1,743
    Inventory                                                                                 1,563
    Prepaid expenses                                                                          4,186
    Deferred income taxes                                                                     1,452
    Other                                                                                     5,308
                                                                                        -----------
    Total current assets                                                                    167,769
                                                                                        -----------

Property, equipment, land and leasehold improvements, net                                   284,744
Other assets:
    Restricted cash                                                                          16,790
    Equipment lease receivables                                                              45,395
    Investment in unconsolidated business                                                    79,065
    Investment, cost                                                                         39,369
    Securities, available for sale                                                           71,263
    Related party subordinated loan                                                          21,748
    Goodwill                                                                                217,576
     Intangible assets, net                                                                 254,530
    Other                                                                                    10,238
                                                                                        -----------
                                                                                            755,974
                                                                                        -----------
 Total assets                                                                           $ 1,208,487
                                                                                        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Due to manager                                                                      $    12,306
    Accounts payable                                                                         10,912
    Accrued expenses                                                                         11,980
    Current portion of notes payable and capital leases                                       1,242
    Current portion of long-term debt                                                            94
    Other current liabilities                                                                 2,991
                                                                                        -----------
 Total current liabilities                                                                   39,525
                                                                                        -----------

    Capital leases and notes payable, net of current portion                                  1,755
    Long-term debt, net of current portion                                                  415,074
    Related party long-term debt                                                             19,278
    Deferred income taxes                                                                   123,429
    Other                                                                                     4,615
                                                                                        -----------
Total liabilities                                                                           603,676
Minority interests                                                                            8,515
Stockholders' equity:
               Trust stock, no par value; 500,000,000 authorized; 26,610,100 shares
               Issued and outstanding                                                       613,265
               Accumulated other comprehensive income                                           619
               Accumulated deficit                                                          (17,588)
                                                                                        -----------

Total stockholders' equity                                                                  596,296
                                                                                        -----------

Total liabilities and stockholders' equity                                              $ 1,208,487
                                                                                        ===========


        See accompanying notes to the consolidated financial statements.


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

                     MACQUARIE INFRASTRUCTURE COMPANY TRUST

                      CONSOLIDATED STATEMENT OF OPERATIONS
            ($ in thousands, except per share and shares outstanding)
                 April 13, 2004 (inception) to December 31, 2004
                                  (unaudited)

REVENUES
Revenue from fuel sales                                          $     1,681
Service revenue                                                        3,257
Financing and equipment lease income                                     126
                                                                 -----------
                                                                       5,064
                                                                 -----------

COSTS AND EXPENSES
Cost of fuel sales                                                       912
Cost of services                                                       1,633
Selling, general and administrative expenses                           7,953
Fees to manager                                                       12,360
Depreciation expense                                                     175
Amortization of intangibles                                              281
                                                                 -----------
                                                                      23,314
                                                                 -----------

       OPERATING LOSS                                                (18,250)

OTHER INCOME (EXPENSE)
Dividend income                                                        1,704
Interest income                                                           69
Interest expense                                                        (756)
Equity in loss and amortization charges of investee                     (389)
Other income                                                              50
                                                                 -----------

       Net loss before income taxes and minority interests           (17,572)
Income taxes                                                              --
                                                                 -----------
       Net loss before minority interests                            (17,572)

Minority interests                                                        16
                                                                 -----------

       NET LOSS                                                  $   (17,588)
                                                                 ===========

Basic and diluted loss per share (*):                            $    (17.38)
                                                                 ===========

Weighted average number of shares of trust stock outstanding
   - basic and diluted (*)                                         1,011,887
                                                                 ===========



Supplementary Information:

(*) Basic and diluted loss per share was computed on a weighted average basis from the period April 13, 2004 (inception) through December 31, 2004. The weighted average computation of 1,011,887 shares of trust stock outstanding was computed based on 100 shares outstanding for the period from April 13, 2004 through December 21, 2004 and 26,610,100 shares outstanding for the period from December 22, 2004 through December 31, 2004. Pro forma basic and diluted net loss per share, calculated as if the shares sold as a result of the Company's initial public offering and concurrent private placement had been outstanding for the full year, would have been 66 cents.

        See accompanying notes to the consolidated financial statements.



Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

                     MACQUARIE INFRASTRUCTURE COMPANY TRUST

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                                ($ in thousands)
                 April 13, 2004 (inception) to December 31, 2004
                                  (unaudited)

                                                     TRUST STOCK
                                                                                                   OTHER           TOTAL
                                                     NUMBER OF                     ACCUMULATED     COMPREHENSIVE   STOCKHOLDERS'
                                                     SHARES         AMOUNT         DEFICIT         INCOME (LOSS)   EQUITY
                                                     -----------    ----------     ----------      -------------   -------------
Issuance of trust stock, net of offering costs       26,610,100     $  613,265     $       --      $       --      $  613,265
Other comprehensive income (loss):
      Net loss for the period ending
      December 31, 2004                                      --             --        (17,588)             --         (17,588)
      Translation adjustment                                 --             --             --             855             855
      Change in fair value of interest rate swap             --             --             --               1               1
      Unrealized loss on marketable securities               --             --             --            (237)           (237)
                                                     ----------     ----------     ----------      ----------      ----------
Total comprehensive loss                                     --             --             --              --         (16,969)
                                                     ----------     ----------     ----------      ----------      ----------
Balance at December 31, 2004                         26,610,100     $  613,265     $  (17,588)     $      619      $  596,296
                                                     ==========     ==========     ==========      ==========      ==========



        See accompanying notes to the consolidated financial statements.


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

                     MACQUARIE INFRASTRUCTURE COMPANY TRUST

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ in thousands)
                 April 13, 2004 (inception) to December 31, 2004
                                  (unaudited)

OPERATING ACTIVITIES
Net loss                                                                        $ (17,588)
Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization of property and equipment                       370
        Amortization of intangible assets                                             281
        Equity in loss and amortization charges of investee                           389
        Deferred rent                                                                  80
        Deferred revenue                                                              (62)
        Equipment lease receivable                                                   (121)
Minority interests                                                                     16
Accrued interest expense                                                               26
Accrued interest income                                                               (50)
        Changes in operating assets and liabilities:
               Accounts receivable                                                   (420)
               Dividend receivable                                                 (1,704)
               Inventories                                                            686
               Prepaid expenses and other current assets                             (439)
               Due to subsidiaries                                                  1,398
               Accounts payable and accrued expenses                                  798
               Due to manager                                                      12,306
               Other                                                                  (11)
                                                                                ---------
Net cash used in operating activities                                              (4,045)

INVESTING ACTIVITIES
Acquisition of businesses and investments, net of cash acquired                  (467,413)
Purchases of property and equipment                                                   (81)
Other                                                                                  17
                                                                                ---------
Net cash used in investing activities                                            (467,477)

FINANCING ACTIVITIES
Proceeds from issuance of shares of trust stock                                   665,250
Payment of long-term debt                                                          (1,500)
Offering costs                                                                    (51,985)
                                                                                ---------
Net cash provided by financing activities                                         611,765
                                                                                ---------
Effect of exchange rate changes on cash                                              (193)
                                                                                ---------
Net change in cash and cash equivalents                                           140,050

Cash and cash equivalents at beginning of period                                       --
                                                                                ---------
Cash and cash equivalents at end of period                                      $ 140,050
                                                                                =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash investing and financing activity:
        Accrued offering costs                                                  $   2,270
                                                                                =========
        Accrued purchases of property and equipment                             $     810
                                                                                =========
Taxes paid                                                                      $      --
                                                                                =========
Interest paid                                                                   $   2,056
                                                                                =========


        See accompanying notes to the consolidated financial statements.


Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA

APPENDIX 1: RECONCILIATION OF NET LOSS TO TOTAL ESTIMATED MINIMUM CASH AVAILABLE FOR DISTRIBUTION FOR THE YEAR ENDED DECEMBER 31, 2005 (unaudited):

                                 NACH          MDEH          MAPC          MANA        COMPANY      CONSOLIDATED
                                 ----          ----          ----          ----        -------      ------------
                                                            ($ IN THOUSANDS)
Annual net loss                $ (6,185)     $(11,553)     $   (758)     $ (1,440)     $(17,247)     $(37,183)
Add back:
  Net interest expense            7,694        17,532         8,421         3,729           (34)       37,342
  Income tax expense               (384)         (464)           --            58            --          (790)
  Depreciation                    2,812         4,399         2,164           999            --        10,374
  Amortization                    3,314           766         2,854         5,017            --        11,951
                               --------      --------      --------      --------      --------      --------
EBITDA                         $  7,251      $ 10,681      $ 12,681      $  8,363      $(17,281)     $ 21,695
                               --------      --------      --------      --------      --------      --------

PROFORMA ADJUSTMENTS:

Minority interests                   --           118          (630)           --            --          (512)
ETT Nevada Inc EBITDA
  prior to MDEH acquisition          --         2,986            --            --            --         2,986
Non recurring financing
  fees in income                  6,650         3,733            --            --            --        10,383
Non recurring transaction
  costs                           1,189           812           322            --            --         2,323
Warrant Expense on sale
  of EAS                          5,254            --            --            --            --         5,254
Acceleration of debt
  discount                           --        (1,313)           --            --            --        (1,313)
GAH 2004 pro forma EBITDA         4,935            --            --            --            --         4,935
                               --------      --------      --------      --------      --------      --------
  TOTAL                        $ 18,028      $  6,336      $   (308)           --            --      $ 24,056
                               --------      --------      --------      --------      --------      --------

PROFORMA EBITDA                $ 25,279      $ 17,017      $ 12,373      $  8,363      $(17,281)     $ 45,751
                               --------      --------      --------      --------      --------      --------

INCOME AND EXPENSE NOT IN
  OPERATING CASH:

Deferred expenses                    --           185           902            --            --         1,087
Performance fees to be
  paid in stock                      --            --            --            --        12,088        12,088
Equity in loss of
  unconsolidated
  subsidiary                         --            --            --            --           389           389
Offering expenses paid
  with proceeds from the
  offering                           --            --            --            --         6,017         6,017
                               --------      --------      --------      --------      --------      --------
  TOTAL                              --      $    185      $    902            --      $ 18,494      $ 19,581
                               --------      --------      --------      --------      --------      --------

CASH FLOWS NOT IN INCOME:

2005 capital expenditures
  funded from operating
  cash flow                      (2,400)         (100)       (2,200)         (500)           --        (5,200)
Principal receipts on
  loans and receivables              --           992            --            --            --           992
Cash Interest expense,
  including GAH                  (9,296)       (8,100)       (7,140)       (1,892)           --       (26,428)
ETT Nevada principal
  receipts prior to MDEH
  acquisition                        --           959            --            --            --           959
Minority interest share
  of cash flow
  adjustments                        --          (239)         (508)           --            --          (747)
                               --------      --------      --------      --------      --------      --------
  TOTAL                        $(11,696)     $ (6,489)     $ (9,848)     $ (2,392)           --      $(30,424)
                               --------      --------      --------      --------      --------      --------

INCREMENTAL/ESTIMATED
  CASH DISTRIBUTIONS FROM
  NON-U.S. ENTITIES:
Macquarie Communications
  Infrastructure Group               --            --            --            --         1,696         1,696
South East Water                     --            --            --            --         8,500         8,500
Yorkshire Link                       --            --            --            --         9,400         9,400
                               --------      --------      --------      --------      --------      --------
  TOTAL                              --            --            --            --      $ 19,596      $ 19,596
                               --------      --------      --------      --------      --------      --------

Estimated base management
  fees and net cash
  administrative expenses                                                               (12,204)      (12,204)
                               --------      --------      --------      --------      --------      --------

ESTIMATED MINIMUM CASH
  AVAILABLE FOR
  DISTRIBUTION                 $ 13,583      $ 10,713      $  3,428      $  5,971      $  8,604      $ 42,299
                               --------      --------      --------      --------      --------      --------

Cash in acquired
  businesses
  (net of reserves)               3,748         5,655           388         1,371         3,200        14,362
                               --------      --------      --------      --------      --------      --------
TOTAL ESTIMATED MINIMUM
  CASH AVAILABLE FOR
  DISTRIBUTION FOR 2005        $ 17,331      $ 16,368      $  3,815      $  7,342      $ 11,804      $ 56,661
                               --------      --------      --------      --------      --------      --------

Note:

Estimated management fees consist of estimated 2004 base fees calculated assuming 26,610,100 outstanding shares at a $25 per share price and no investment of the additional proceeds received from the exercise of the underwriters' over allotment option.

Estimated net cash administrative expenses have been calculated based on budgeted 2005 expenses less amounts funded with a portion of the proceeds of the initial public offering and concurrent private placement.

Amounts may not add due to rounding.




Macquarie Infrastructure Company LLC | 600 Fifth Avenue, 21st Floor | New York, NY 10020 | USA